Exhibit 99.2
INTERNAP NETWORK SERVICES NASDAQ: INAP Investor Presentation The Ninth Annual Needham Growth Conference New York, NY January 11th 2007

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The transaction and the achievement of any anticipated benefits from the transaction are subject to significant risks and uncertainties. Many important factors that may affect Internap's and the combined company's business, results of operations and financial condition include, but are not limited to, our ability to sustain profitability; the ability to successfully integrate the operations of Internap and VitalStream; our ability to compete against existing and future competitors; pricing pressures; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms or at all; failure of third party suppliers to deliver their products and services on favorable terms or at all; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to protect our intellectual property; claims relating to intellectual property rights; the dilutive effects of our stock price due to outstanding stock options and warrants; future sales of stock; effects of natural disasters or terrorist activity; and volatility of our stock price. Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss important risk factors. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Additional Information The announcement of the transaction is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company's common stock. Internap and VitalStream intend to file with the Securities and Exchange Commission ("SEC") a Joint Proxy Statement/Prospectus as part of a registration statement on Form S-4. In addition, other relevant materials in connection with the proposed transaction will be filed with the SEC. Investors in Internap and VitalStream are urged to read carefully the Joint Proxy Statement/Prospectus and other relevant materials when they become available because they will contain important information about Internap, VitalStream and the transaction. The documents will be available without charge on the SEC's web site at www.sec.gov. A free copy of the final Joint Proxy Statement/Prospectus may also be obtained from Internap by writing to 250 Williams Street, Suite E-100, Atlanta, Georgia 30303, Attention: Investor Relations. In addition, Internap and VitalStream, their respective officers, directors and certain of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Internap and VitalStream in favor of the acquisition. Information about the officers and directors of Internap and their ownership of Internap securities is set forth in the proxy statement for Internap's 2006 Annual Meeting of Stockholders filed with the SEC on April 26, 2006. Information about the officers and directors of VitalStream and their ownership of VitalStream securities is set forth in the proxy statement for VitalStream's 2006 Annual Meeting of Stockholders filed with the SEC on June 20, 2006. Investors may obtain more detailed information concerning the participants by reading the Joint Proxy Statement/Prospectus when it is filed with the SEC. Reconciliation of Non-GAAP to GAAP Financial Measures During this presentation, we will be referring to some non-GAAP measures that we believe are helpful for an understanding of our financial results and operations. These non-GAAP measures are not prepared in accordance with Generally Accepted Accounting Principles. Under the "Presentations and Earnings" section of the "Investor Relations" page of our website, we define these non-GAAP terms and reconcile these non-GAAP measures with the most directly applicable GAAP financial measures.

2006 Annual Guidance Revenue Growth Adjusted Gross Margin* Capital Expenditures May 4, 2006 Estimated Range 10% to 12% mid to high 40% $12M to $14M Our goal is full year profitability through greatly improved operating leverage Adjusted EBITDA ** $18M to $22M * - Adjusted Gross Profit is defined as revenue less direct cost of network and sales. Direct cost of network and sales includes amortization expense related to technology-based intangible assets used in our current products, but excludes all other depreciation and amortization expense. Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenues ** - Adjusted EBITDA is defined as EBITDA excluding non-cash equity compensation expense 5% to 7% mid to high 40% $10M to $12M $16M to $19M February 28, 2006 Estimated Range August 3, 2006 Estimated Range 12% to 15% mid to high 40% $24M to $26M $12M to $14M November 6 2006 Estimated Range 15% to 17% mid to high 40% $20M to $24M $13.5M to $14.5M

Internap Overview Our solutions enable real-time Internet applications through patented technologies and expert technical customer service 2200+ customers in key eCommerce segments Third quarter Revenues of $45.9M ; Free cash flow 7.8M; Adj. EBIDTA $6.1M Operates 42 service points with a global footprint including the US, Europe, Asia & Australia 338 employees in 3Q06 Performance IP Data Centers Technology East 59 32 9 Intelligent Route Technology & Services (59%) Other Technologies & Services (9%) Data Center Services (32%) Revenue Mix Key Metrics

The Internap Value Proposition Access Data Centers, Innovative Network Access, CDN, CPE Customer Service On-site account management, proactive management, monitoring, & troubleshooting Professional Services Network assessment & analysis, installation & optimization Complementary Services Managed Router Services, Security, & performance measuring tools Internet Application Optimization Technologies Single-sourced technology provider with industry expertise to support strategic eCommerce environments Address Internet performance issues Address Internet expertise issues

Internap Route Optimization Technology Intelligent Route Optimization Technology Performance IP (Service) Network redundancy Finds the best route Mitigates provider issues Flow Control Platform (CPE) Manages dynamic multi-homing Balances preferences in performance and economics 100% Uptime SLA Highest network performance Reduced costs from proactive network operations Proactively Monitored and Managed by Internap NOC

The VitalStream Deal Internap will issue approximately 11.9 million shares of common stock in respect of outstanding VitalStream common shares Represents approximately 26% of the combined company's shares Exchange ratio of 0.5132 Internap shares for every VitalStream share Internap will assume VitalStream's currently outstanding stock option plans Based on the closing price of Internap's stock on October 11, 2006, the transaction is valued at an aggregate purchase price of approximately $217 million. The acquisition is expected to close by the first quarter of 2007

Investment Overview Single-source IP and media solution for on-demand customers globally Unique combination of patented Internet optimization technologies, content delivery and monetization solutions Global Sales Reach offering deeper and complementary products Over 3000 global enterprise customers with significant up-sell and cross-sell opportunities VitalStream acquisition accelerates growth rates and margins Focused on the highest growth areas of the Internet including IPTV and online advertising Expanded market opportunity as consumer adoption of IP audio and video is early and accelerating

Internap's proposed acquisition of VitalStream creates a clear market leader in all aspects of Web solutions combining from one source the most complete product offerings featuring complementary content delivery, streaming and monetization solutions that expand Internap's reach into the highest growth sectors of the Internet, including targeted online ad insertion and national ad sales. Internap Core Services Colocation Performance IP Services Route and Network Optimization Internap + VitalStream Services Colocation Performance IP Services Route and Network Optimization Content Delivery Service Streaming Services Best in class targeted Ad insertion, sales and reporting (Content Monetization) Internap A Global Market Leader

Internap A Global Market Leader Market Overview and Opportunity

Key Internet Business Challenges Technology Challenges: Core IP Networks sub-optimal Traditional solutions have proven inadequate New technology is dynamic and volatile Media and application demands continue to increase Accountability Challenges: Technologies are complex, time-consuming Provisioning Problem Resolution Monetization Challenges: Network and application infrastructure must be aligned to support revenue generation and productivity Leverage increasing quantity and quality requirements of content and content users Internet Challenges Business Technology Provisioning Problem Resolution Content Monetization Employees Customers Partners Vendors

Market Trends Disney's Web Move Shakes Up Old TV Model Comcast to Route Programs From PCs to TV Internet TV Gains Popularity Comcast Takes a Look at Home Videos on TV CBS Puts Local News on Yahoo Viacom Forges Online-Video Deal with China's Baidu to Boost MTV AOL to offer Paramount movies, TV shows Google to buy Youtube for $1.65 Billion Viacom to Send Video to China's Internet Sony in Web Deal to Acquire Video Site Grouper Networks For the first time in history, consumers are spending more leisure time viewing the Internet than watching television.

Content Delivery Market Dynamics "The research firm eMarketer estimates that video-related advertising will top $2.3 billion within four years." - New York Times, September 17, 2006 Advertising Spending in $Millions Internet Videos Served in Billions Sources: In-Stat, 3/06; AccuStream iMedia Research, eMarketer Note: Figures do not include traditional Internet ads such as banners CAGR 26% 0 100 200 300 400 500 2005 2006 2007 2008 2009 2010 Actual + Forecast - 10 20 30 40 50 60 70 Worldwide Broadband Subscriber Forecast Internet Video Viewing 0 100 200 300 400 500 2005 2006 2007 2008 2009 2010 Actual + Forecast - 10 20 30 40 50 60 70 Worldwide Broadband Subscriber Forecast Internet Video Viewing Subscribers in Millions Internet Videos Served in Billions Millions of Streams CAGR 15% US Online Advertising Spending in $Billions ....and Video Ad Spending is Accelerating Total Internet Advertising Dollars Continues to Grow... .... and Increases the Total Number of Streams Over the Internet Broadband Subscription Drives Internet Video Viewing...

Products and Solutions CDN Content Storage Capacity and Scale Fully Redundant Architecture P-NAPS Global Network Professional Services Managed Servers Solutions Managed Networking Advanced Business Intelligence Application Acceleration IP Route Optimization Performance IP Streaming CDS Data Centers Advertising Content Monetization Subscription with DRM MediaConsole Products Web-based Customer Interface

Combination Enables Solution Selling Technology solutions that brings reliability and quality of service to the primary market verticals we serve Delivery and monetization solutions for content owners, advertisers and eCommerce providers End-to-end service from pre-sale through operations to award- winning technical support Colocation IP Services Content Delivery Streaming Ad Insertion/sales Result: Turn key solutions creating new revenue verticals and profit centers with up-selling of integrated product lines generating increased margins for Internap with less churn

Internap Customers Sampling by key vertical Financial Services Retail Travel Technology Media & Entertainment VoIP Healthcare Public Sector

VitalStream Customers

The New Internap A Global Market Leader Financial Overview

Actual Low Guidance High Guidance 2002 132.5 0 0 2003 138.6 0 0 2004 144.6 0 0 2005 153.7 0 0 2006 132.4 44.4 3.1 Financial Metrics Revenue Growth Adjusted 2006 Revenue Guidance Upwards: 15% to 17% Growth $176.8m to $179.8m Guidance for 2006

Financial Metrics Adjusted EBITDA(1) Growth Revised 2006 Adjusted EBITDA Guidance Upwards: $24m to $26m $24m to $26m Guidance for 2006 2002 2003 2004 2005 2006 Adjusted EBITDA is calculated as loss from operations plus depreciation and amortization and is a non-GAAP measure and excludes non-cash equity compensation expense

2002 2002 1273 2003 1638 2004 1929 2005 2092 1Q 2006 2142 2Q 2006 2188 3Q 2006 2235 Financial Metrics Number of Customers Added 47 Net New Customers in 3Q 2006

2002 2002 49.3 0.37 2003 62.9 0.45 2004 67.6 0.47 2005 71.8 0.47 Through 3Q 06 60.9 0.46 Financial Metrics Adjusted Gross Profit (1) Adj. Gross Margin(1) Growing Organic Revenue and Variable Nature of Backbone Purchase Agreements Will Drive Gross Profit Expansion (1) Adjusted Gross Profit is defined as revenue less direct cost of network and sales. Direct cost of network and sales includes amortization expense related to technology-based intangible assets used in our current products, but excludes all other depreciation and amortization expense. Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenues.

Capitalization Cash Property and Equipment Total Assets Total Debt (1) Total Shareholders Equity 09/30/06 $53.9 48.1 167.7 9.3 122.1 US$ in millions notes payable and capital lease obligations Strong Financial Flexibility

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net income (loss), adjusted gross margin and normalized diluted shares. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is net income (loss). The most directly comparable GAAP equivalent to adjusted gross margin is gross margin. The most directly comparable GAAP equivalent to normalized diluted shares is diluted common shares outstanding.
We define non-GAAP measures as follows:
•	Adjusted EBITDA is net income (loss) plus stock based compensation, depreciation and amortization, asset impairment and restructuring, income taxes and interest expense less interest income

•	Normalized net income (loss) is net income (loss) plus stock-based compensation

•	Normalized diluted shares are diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of SFAS No. 123R under the treasury stock method

•	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares

•	Adjusted gross profit is gross profit (GAAP) plus direct cost of customer support and depreciation and amortization included in or associated with cost of sales.

•	Adjusted gross margin is adjusted gross profit as a percentage of revenues.
Reconciliations of each of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the Reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.
We believe that excluding depreciation and amortization as well as restructuring and impairment to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of the Company’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Restructuring costs relate to differences between actual costs incurred and estimates of liabilities incurred during the implementation of restructuring plans and impairment costs relate to the Company’s write-down of certain costs that were capitalized during the development of software to be used internally. Management believes that such restructuring and impairment charges were unique costs that are not expected to recur on a regular basis, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.
Similarly, we believe that excluding the effects of share-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of the Company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.
We also believe that, in excluding the effects of share-based compensation, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.
Stock-based compensation is an important part of total compensation, especially from the perspective of employees. However, the inclusion of stock-based compensation in the current period operating results due to the adoption of SFAS No. 123R effective January 1, 2006 makes comparisons to prior period results more difficult. Therefore we believe that supplementing GAAP net income (loss) and net income (loss) per share information by providing normalized net income (loss) and normalized net income (loss) per share for those periods, excluding the effect of stock-based compensation expense in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.
Adjusted EBITDA is not a measure of liquidity calculated in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of accounting principles generally accepted in the United States. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by accounting principles generally accepted in the United States. Our statement of cash flows presents our cash flow activity in accordance with accounting principles generally accepted in the United States. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.
We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:
•	EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•	investors commonly adjust EBITDA information to eliminate the effect of restructuring and stock-based compensation expenses, which vary widely from company to company and impair comparability.
Our management uses adjusted EBITDA:
•	as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;

•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

•	in communications with the board of directors, shareholders, analysts and investors concerning our financial performance.
Our presentation of adjusted gross margin excludes depreciation, amortization and direct cost of customer support in order to allow investors to see the business through the eyes of management. Direct cost of network and sales is viewed by management as generally non-controllable, external costs and the margin of revenue in excess of these direct costs is regularly monitored by management. Similarly, we view the cost of customer support to also be an important component of costs of revenue but believe that the cost of customer support to be within our control and to some degree discretionary as we can adjust that cost by hiring and terminating employees.

Adjusted gross margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding affect on our revenue. The presentation of adjusted gross margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network and sales. Conversely, we have much greater latitude in controlling the compensation component of cost of revenue, represented by customer support, and we analyze this component separately from the direct external costs.
Depreciation and amortization have also been excluded from adjusted gross margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical cost incurred to build out the Company’s deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.
Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.
Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.
INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
A reconciliation of net income (loss), the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	September		September
	30,	June 30,	30,
	2006	2006	2005
Net income (loss) (GAAP)	$195	$713	$(3,171)
Stock-based compensation expense	1,639	1,568	—
Depreciation and amortization	4,211	3,987	3,921
Asset impairment and restructuring	319	—	13
Income taxes	100	—	—
Interest (income) expense, net	(404)	(288)	3

Adjusted EBITDA (non-GAAP)	$6,060	$5,980	$766

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET INCOME (LOSS) AND BASIC AND DILUTED NET INCOME
(LOSS) PER SHARE TO NORMALIZED NET INCOME (LOSS) AND BASIC AND DILUTED
NORMALIZED NET INCOME (LOSS) PER SHARE
Reconciliations of (1) net income (loss), the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share calculations and (3) net income (loss) per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the fiscal periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	September		September
	30,	June 30,	30,
	2006	2006	2005
Net income (loss) (GAAP)	$195	$713	$(3,171)
Stock-based compensation expense	1,639	1,568	—

Normalized net income (non-GAAP)	$1,834	$2,281	$(3,171)

Shares used in per share calculation:
Basic (GAAP)	34,839	34,465	34,006
Diluted (GAAP)	35,894	35,787	34,006
Less dilutive effect of SFAS No. 123R under the treasury stock method:	(1,014)	(1,430)	—

Normalized diluted shares (non-GAAP)	34,880	34,357	34,006

GAAP earnings per share:
Basic	$0.01	$0.02	$(0.09)

Diluted	$0.01	$0.02	$(0.09)

Normalized net income per share (non-GAAP):
Basic	$0.05	$0.07	$(0.09)

Diluted	$0.05	$0.07	$(0.09)

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN
A reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin, for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	September		September
	30,	June 30,	30,
	2006	2006	2005
Revenue	$45,874	$43,905	$37,999

Direct cost of network and sales, exclusive of depreciation and amortization	25,373	23,744	21,325
Direct cost of customer support	2,930	2,769	2,870
Depreciation and amortization associated with cost of sales	3,495	3,043	3,060

Total cost of sales	31,798	29,556	27,255

Gross profit (GAAP)	$14,076	$14,349	$10,744

Gross margin (GAAP)	30.7%	32.7%	28.3%

Add:
Customer support	$2,930	$2,769	$2,870
Depreciation and amortization:
Included in direct cost of network and sales	137	137	137
Associated with cost of sales	3,495	3,043	3,060

Adjusted gross profit (non-GAAP)	$20,638	$20,298	$16,811

Adjusted gross margin (non-GAAP)	45.0%	46.2%	44.2%